Exhibit 99.2

UNAUDITED PRO FORMA, COMBINED, CONDENSED

FINANCIAL INFORMATION OF GOLDEN MINERALS COMPANY

The following unaudited pro forma combined condensed financial information as of June 30, 2011, for the six-month period then ended and for the fiscal year ended December 31, 2010 is presented to show the results of operations and financial position of Golden Minerals as if the business combination between Golden Minerals and ECU (the “Transaction”) had occurred as of January 1, 2010, and financial position as if the Transaction had occurred as of June 30, 2011.

This unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements and accompanying footnotes of ECU included in this Form 8-K. You should not rely on the unaudited pro forma combined condensed financial information as an indication of the results of operations or financial position that would have been achieved if the Transaction with ECU had taken place on the dates indicated or an indication of the results of operations in the future.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2011, combines the June 30, 2011 balance sheet of  Golden Minerals with the June 30, 2011 balance sheet of  ECU adjusted to record the net assets of ECU at their estimated fair values.  The Unaudited Pro Forma Condensed Statements of Operations for the six-months ended June 30, 2011 and for the year ended December 31, 2010 combines the six month  period operating results ended June 30, 2011 and 12 month operating results ended December 31, 2010 of Golden and ECU with certain adjustments described in the footnotes accompanying the pro forma operating statements.  This pro forma balance sheet as of June 30, 2011 and the pro forma operating results for the 6 months ended June 30, 2011 and the 12 months ended December 31, 2010 are collectively referred to as, the “Pro Forma Statements”.  Golden Mineral’s historical financial statements are prepared in accordance with U.S. GAAP and reported in U.S. dollars.  ECU’s historical financial statements were prepared in accordance with Canadian GAAP at December 31, 2010 and in accordance with International Financial Reporting Standards (“IFRS”) at June 30, 2011 which differ in certain respects from U.S. GAAP. ECU Silver Mining’s historical financial statements were also reported in Canadian dollars. ECU’s historical financial statements used in these Pro Forma Statements have been adjusted to conform to U.S. GAAP and have been translated to U.S. dollars. ECU’s historical financial statements have been translated to U.S. dollars using period ending exchange rates of $0.995 and $0.965 for the condensed consolidated balance sheets at December 31, 2010 and June 30, 2011, respectively and average exchange rates of $1.030 and $0.977 for the condensed consolidated statements of operations for the year ended December 31, 2010 and the six-months ended June 30, 2011, respectively The principal GAAP differences relate to: 1) the treatment of exploration and development costs and 2) revenues generated from saleable minerals during the development stage.  Under Canadian GAAP and IFRS, ECU has been capitalizing exploration and development costs incurred during the development stage and offsetting those capitalized costs with revenue generated from saleable minerals.  Under U.S. GAAP, those exploration and development costs are included as expenses on the statement of operations and revenues generated during the development stage are recorded as other income, net of incremental and direct costs associated with the revenue, on the statement of operations.  The change to U.S. GAAP and U.S. dollars resulted in an increase in ECU’s reported net losses of approximately $2.5 million and $1.1 million for the fiscal year ended December 31, 2010 and for the six months ended June 30, 2011, respectively.

The Pro Forma Statements reflect the terms of the Transaction, which was structured as a plan of arrangement under the Québec Business Corporations Act, whereby each ECU share was exchanged for 0.05 Golden Minerals shares and $0.000394 in cash. Upon completion of the Transaction, existing Golden Minerals shareholders and ECU shareholders own approximately 49% and 51%, respectively, of the outstanding common stock of the combined company.

Golden Mineral’s management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the Transaction based on currently available information. Golden Minerals Company expects the Transaction to be accounted for as a business combination which requires the allocation of the purchase price to be based upon the estimated fair value of assets acquired and liabilities assumed.  Final fair value determinations may differ from those presented in these Pro Forma Statements.

Unadited Pro Forma Combined Condensed Consolidated Balance Sheets

At June 30, 2011

(In thousands)

	Historical				Pro Forma
	Golden Minerals	ECU Silver	Pro Forma	Note	Adjusted
	Company	Mining Inc.	Adjustments	Reference	Balances
Assets
Current assets	$87,764	$2,914	$(129)	1	$90,549
Property, plant and equipment, net	14,043	52,404	260,244	1	355,047
			80,760	2
			(52,404)	3
Prepaid expenses and other assets	1,043	—	—		1,043
Total assets	$102,850	$55,318	$288,471		$446,639

Liabilities and Shareholders’ Equity

Current liabilities	$4,209	$12,438	$15,445	4	$32,092
Current portion of long term dbet		7,611			7,611
Long term debt	—	9,984	—		9,984
Deferred tax liabilitiy	—	—	80,760	2	80,760
Other long term liabilities	756	—	—		756
Total liabilities	4,965	30,034	96,205		131,203
Shareholders’ equity
Common stock	153	154,595	160	1	313
			(154,595)	3
Additional paid in capital	186,193	27,352	232,836	1	422,584
			(27,352)	3
			2,000	5
			1,555	4
Currency translation adjustment	—	794	(794)	3	—
Accumulated deficit	(88,066)	(157,456)	157,456	3	(107,066)
			(17,000)	4
			(2,000)	5
Accumulated other comprehensive loss	(395)	—	—		(395)
Total shareholders’ equity	97,885	25,285	192,266		315,436
Total liabilities and shareholders’ equity	$102,850	$55,318	$288,471		$466,639

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unadited Pro Forma Combined Condensed Consolidated Statements of Operations

For The Year Ended December 31, 2010

	Historical Results				Pro Forma
	Golden Minerals	ECU Silver	Pro Forma	Note	Adjusted
	Company	Mining Inc.	Adjustments	Reference	Results
	(In thousands)
Revenue:
Management service fees	$11,216	$—	$—		$11,216
Costs and expenses:
Costs of services	(2,566)	—	—		(2,566)
Exploration expense	(13,353)	—	—		(13,353)
El Quevar project expense	(15,755)	—	—		(15,755)
Velardena district project expense	—	(5,512)	—		(5,512)
Administrative expense	(8,600)	(5,372)	—		(13,972)
Stock based compensation	(3,281)	(932)	—		(4,213)
(Impairment) reversal of impairment of long live assets	873	—	—		873
Inventory impairment	—	(137)	—		(137)
Other operating income, net	311	5,117	—		5,428
Depreciation, depletion and amortization	(1,095)	(209)	—		(1,304)
Total costs and expenses	(43,466)	(7,045)	—		(50,511)
Loss from operations	(32,250)	(7,045)	—		(39,295)
Other income and expenses:
Interest and other income	178	4	—		182
Royalty income	314	—	—		314
Interest and other expense	—	(3,372)	—		(3,372)
Loss on foreign currency	(89)	1,276	—		1,187
Other total income and expenses	403	(2,092)	—		(1,689)
Loss before income taxes	(31,847)	(9,137)	—		(40,984)
Income taxes	(1,427)	—	—		(1,427)
Net loss from continuing operations	(33,274)	(9,137)	—		(42,411)
Net loss from continuing operations per Common Share — basic	$(3.72)	$(0.03)	$—		$(1.70)
Net loss from continuing operations per Common Share — diluted	$(3.72)	$(0.03)	$—		$(1.70)
Weighted average Common Stock outstanding - basic	8,947,739	306,073,467	16,004,111	1	24,951,850
Weighted average Common Stock outstanding - diluted	8,947,739	307,360,967	16,004,111	1	24,951,850

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unadited Pro Forma Combined Condensed Consolidated Statements of Operations

For The Six-Months Ended June 30, 2011

(In thousands)

	Historical Results				Pro Forma
	Golden Minerals	ECU Silver	Pro Forma	Note	Adjusted
	Company	Mining Inc.	Adjustments	Reference	Results
Costs and expenses:
Exploration expense	$(8,006)	$—	$—		$(8,006)
El Quevar project expense	(17,851)	—	—		(17,851)
Velardena project expense	—	(3,522)	—		(3,522)
Administrative expense	(6,103)	(5,077)	—		(11,180)
Stock based compensation	(2,068)	—	—		(2,068)
Other operating income, net	416	2,482	—		2,898
Depreciation, depletion and amortization	(863)	(89)	—		(952)
Total costs and expenses	(34,475)	(6,206)	—		(40,681)
Loss from operations	(34,475)	(6,206)	—		(40,681)
Other income and expenses:
Interest and other income	141	—	—		141
Royalty income	130	—	—		130
Interest and other expense	—	(2,156)	—		(2,156)
Loss on foreign currency	(214)	701	—		487
Other total income and expenses	57	(1,455)	—		(1,398)
Loss before income taxes	(34,418)	(7,661)	—		(42,079)
Income taxes	(98)	—	—		(98)
Net loss from continuing operations	(34,516)	(7,661)	—		(42,177)
Net loss from continuing operations per Common Share — basic	$(2.32)	$(0.02)	$—		$(1.37)
Net loss from continuing operations per Common Share — diluted	$(2.32)	$(0.02)	$—		$(1.37)
Weighted average Common Stock outstanding - basic	14,886,137	311,269,949	16,004,111	1	30,890,248
Weighted average Common Stock outstanding - diluted	14,886,137	311,269,949	16,004,111	1	30,890,248

See accompanying notes to unaudited pro forma combined condensed financial statements.

The following adjustments have been reflected in the Unaudited Combined Pro Forma Statements:

(1)   To record the issuance of 16,004,111 shares of Golden Minerals common stock and $0.1 million of cash as purchase consideration for the Transaction based on the September 2, 2011 closing. The preliminary allocation of the purchase price based on the estimated fair value of assets acquired and liabilities assumed is as follows:

Calculation of purchase price ($000’s):

Stock consideration (a)	$223,097
Cash consideration	129
Replacement stock options (b)	1,155
Replacement warrants (b)	8,744
Total purchase price	$233,125

(a)   The value of Golden Minerals common stock used in these pro forma calculations is $13.94, the closing price on September 2, 2011.

(b)   Certain of ECU’s outstanding stock options and warrants will be replaced with Golden Minerals stock options and warrants at quantities and at strike prices based on the Arrangement’s ratio if 0.05 Golden Minerals shares for each ECU share.  These options and warrants were obligations of ECU prior to the Transaction and are therefore considered a portion of the purchase price. The fair value of these options and warrants used in this calculation were determined using a Black-Scholes pricing model.

Preliminary allocation of purchase price ($000’s):

Current assets (c)	$2,914
Mineral properties (d)	325,590
Plant and equipment (e)	15,414
Liabilities assumed (c)	(12,438)
Current portion of long term debt (c)	(7,611)
Deferred tax liability	(80,760)
Long term debt assumed (c)	(9,984)
Total purchase price	$233,125

(c)   Monetary assets and liabilities assumed have been recorded at their carrying values, which approximate fair value.

(d)   Mineral properties are recorded at estimated fair market value based on the value of the consideration given in the form of Golden Minerals common stock.  The mineral properties will not be amortized as they currently have no proven and probable reserves.

(e)   Plant and equipment purchased in the Arrangement have been recorded at their carrying values, which approximate fair value.

(2)   To record a deferred tax liability related to the taxable effect of the stepped-up basis in mineral properties recorded.  The deferred tax liability was calculated by applying the Mexico corporate tax rate of 28% to the stepped-up basis in the mineral properties recorded and is net of a deferred tax asset of approximately $8.3 million resulting from the application of the 28% Mexico corporate tax rate to an estimated usable net operating loss carry-forward of approximately $29.5 million.

(3)   To eliminate ECU’s historical equity and non-monetary asset balances.

(4)   The Pro Forma Combined Statement of Operations do not include estimated one-time transaction costs totaling $17.0 million which are recorded in the pro forma balance sheet as an increase in the Accumulated Deficit. Total transaction costs consist of estimated one-time transaction costs of $5.0 million incurred by Golden Minerals and estimated one-time transaction costs including severance benefits, bonuses and other change of control payments of $12.0 million incurred by ECU, a portion of which will be paid through the issuance of $1.6 million of Golden Minerals shares. The transaction costs will be recorded once the expenses have been incurred and may differ from the estimate.

(5)   Upon completion of the Arrangement, existing Golden Minerals shareholders and ECU shareholders own approximately 49% and 51%, respectively, of the outstanding common stock of the combined company.  The transaction constitutes a change in control under the terms of Golden Mineral’s 2009 Equity Incentive Plan and triggers the vesting of certain previously unvested stock grants to Golden Minerals officers and employees.  The accelerated vesting of these stock grants would have resulted in the recognition of approximately $2.0 million of stock based compensation expense.  While this direct incremental cost is reflected in the pro forma balance sheet as an increase in the Accumulated Deficit, it has not been included in the Unaudited Pro Forma Combined Statement of Operations. Such costs will be recorded as an expense when the Arrangement with ECU is closed and may differ from the estimated amount herein.